Exhibit 99.1

ENDEAVOR ANNOUNCES MANAGEMENT BUYOUT OF OPENBET AND IMG ARENA

BEVERLY HILLS, Calif. (November 11, 2024)—Endeavor Group Holdings, Inc. (NYSE: EDR) (“Endeavor” or the “Company”), a global sports and entertainment company, today announced that it has agreed to sell OpenBet and IMG ARENA to OB Global Holdings LLC in a management buyout backed by Ariel Emanuel with participation from executives of OpenBet, including CEO Jordan Levin.

Levin said: “This management buyout allows us to continue executing our vision for increased market expansion and product innovation. Our group is extremely confident in OpenBet’s future considering the premium product offering, superior talent, and solid foundation we already have in place following a strong period of business growth.”

Under the terms of the transaction, OB Global Holdings will acquire the businesses for approximately $450 million, subject to certain adjustments, financed through a mix of cash and debt.

During the sign-to-close period and after closing, Endeavor will continue to market IMG ARENA for sale to a third-party purchaser.

OpenBet powers responsible betting and gaming entertainment for more than 200 market leading operators around the globe. Following close of the transaction, Levin will continue to lead the business as CEO.

The transaction is being pursued, and is a necessary step, for the closing of the proposed Endeavor take-private by Silver Lake. The transaction is subject to customary closing conditions, including approvals required by applicable gaming regulatory authorities, and is conditioned on and expected to close immediately prior to the closing of the Endeavor take-private.

Oakvale Capital LLP and The Raine Group acted as financial advisors to Endeavor.

# # #

About Endeavor

Endeavor (NYSE: EDR) is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events, and experiences. The Endeavor network specializes in talent representation through entertainment agency WME; sports operations and advisory, event management, media production and distribution, and brand licensing through IMG; live event experiences and hospitality through On Location; full-service marketing through global cultural marketing agency 160over90; and sports data and technology through OpenBet. Endeavor is also the majority owner of TKO Group Holdings (NYSE: TKO), a premium sports and entertainment company comprising UFC and WWE.

About OpenBet

OpenBet is a world leader in sports betting entertainment. With over 25 years’ experience and a passion for innovation, OpenBet’s modular range of technology, content and services is entrusted by the globe’s biggest sports betting brands, lotteries, casinos and tribal operators. It is a leading business-to-business sports betting partner in the U.S., U.K., Australia and Canada, with a strong position in Europe and APAC.

To date, OpenBet has over 200 global customers and a 100% uptime record across major sporting events.

OpenBet is part of Endeavor, a global sports and entertainment company.

The company has earned industry recognition through multiple award wins recently, including ‘Sports Betting Supplier’ at EGR North America Awards 2024, ‘Multi-Channel Supplier’ at the EGR B2B Awards 2024, and ‘Sportsbook Platform Supplier’ at the SBC North America Awards 2024.

About IMG ARENA

IMG ARENA delivers live streaming and data feeds for more than 65,000 events across a wide range of sports annually, as well as for on-demand virtual sports products and front-end solutions including the UFC Event Centre. Clients include UFC, MLS, PGA Tour, DP World Tour, USTA, EuroLeague, and the NWSL. IMG ARENA is part of OpenBet, a world leader in sports betting entertainment. The two Endeavor-owned businesses were integrated under the OpenBet banner in 2024 to form a global sports betting and data business.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Endeavor intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including the potential sale of Endeavor’s sports data and technology businesses described herein, the expected post-closing OpenBet management team and the expected timing of consummating the proposed sale. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as any such factors may be updated from time to time in the Company’s other filings with the SEC, including, without limitation, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Website Disclosure

Investors and others should note that Endeavor announces material financial and operational information to its investors using press releases, SEC filings and public conference calls and webcasts, as well as its Investor Relations site at investor.endeavorco.com. Endeavor may also use its website as a distribution channel of material Company information. In addition, you may automatically receive email alerts and other information about Endeavor when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.endeavorco.com.

Contacts

Investors: investor@endeavorco.com

Press: press@endeavorco.com